SUB ITEM 77I


The MFS  Municipal  High Income Fund, a series of MFS Trust III,  established a new class of shares (Class I Shares) as described in the prospectus contained in Post-Effective Amendment No. 46 to the Registration Statement (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 31, 2011, under Rule 485 under the Securities Act of
1933.  Such description is incorporated herein by reference.